                                  Schedule A
                 TRANSACTIONS SUBJECT TO RULE 10f-3 PROCEDURES

Fund:    Transamerica ING Intermediate Bond  Security Description: RBS 6.1% 6/10/23
                                                                                   Cusip: 780997AY7

Issuer:  Royal Bank of Scotland GroupPLC     Offering Type: Registered
                                             (US Registered, Eligible Muni, Eligible Foreign, 144A)

                                                                                                              In Compliance (Yes/
                REQUIRED INFORMATION                  ANSWER                APPLICABLE RESTRICTION                   No)
    ---------------------------------------------- -------------- ------------------------------------------- -------------------
1.  Offering Date                                     6/3/13      None                                               N/A

2.  Trade Date                                        6/3/13      Must be the same as #1

3.  Unit Price of Offering                            99.859      None                                               N/A

4.  Price Paid per Unit                               99.859      Must not exceed #3

5.  Years of Issuer's Operations                    More than 3   Must be at least three years *

6.  Underwriting Type                                  Firm       Must be firm

7.  Underwriting Spread                            400 bp vs T I  Sub-Adviser determination to be made               N/A
                                                      3/4 5/23

8.  Total Price paid by the Fund                      $66,906     None

9.  Total Size of Offering                         1,000,000,000  None                                               N/A

10. Total Price Paid by the Fund plus Total         $5,284,791    #10 divided by #9 must not exceed 25%**
    Price Paid for same securities purchased by
    the same Sub-Adviser for other investment
    companies

11. Underwriter(s) from whom the Fund                   RBS       Must not include Sub-Adviser affiliates***
    purchased (attach a list of all syndicate
    members)

12. If the affiliate was lead or co-lead manager,      N/A        Must be "Yes" or "N/A"
    was the instruction listed below given to the
    broker(s) named in #11?****

The Sub-Adviser has no reasonable cause to believe that the underwriting commission, spread or profit is NOT reasonable and fair compared to underwritings of similar securities during a comparable period of time. In determining which securities are comparable, the Sub-Adviser has considered the factors set forth in the Fund's 10f-3 procedures

                                                  [Graphics Appears Here]
                                                  -----------------------------
                                                           Sub-Adviser

* Not applicable to munis. In the case of munis, (a) they must be sufficiently liquid that they can be sold at or near their carrying value within a reasonably short period of time and (b) either: (i) they must be subject to no greater than moderate credit risk; or (ii) if the issuer of the municipal securities, or the entity supplying the revenues or other payments from which the issue is to be paid, has been in continuous operation for less than three years, including the operation of any predecessors, they must be subject to a minimal or low amount of credit risk. With respect to (b), circle (i) or (ii), whichever is met.
** Ifan eligible Rule 144A offering, must not exceed 25% of the total amount of same class sold to QIBs in the Rule 144A offering PLUS the amount of the offering of the same class in any concurrent public offering
*** For munis purchased from syndicate manager, check box to confirm that the purchase was not designated as a group sale. [  ]
****The Sub-Adviser's affiliate cannot receive any credit for the securities purchased on behalf of the Fund.

                                  Schedule A
                 TRANSACTIONS SUBJECT TO RULE 10f-3 PROCEDURES

Fund:    Transamerica INC Intermediate Bond  Security Description EMC 3.375% 6/1/23
                                                                                   Cusip: 268648AN2

Issuer:  EMC Corp                            Offering Type: Registered
                                             (US Registered, Eligible Muni, Eligible Foreign, 144A)

                                                                                                                   In Compliance
                REQUIRED INFORMATION                     ANSWER                  APPLICABLE RESTRICTION              (Yes/No)
    ---------------------------------------------- ------------------- ------------------------------------------- -------------
1.  Offering Date                                        6/3/13        None                                            N/A

2.  Trade Date                                           6/3/13        Must be the same as #1

3.  Unit Price of Offering                               99.925        None                                            N/A

4.  Price Paid per Unit                                  99.925        Must not exceed #3

5.  Years of Issuer's Operations                      More than 3      Must be at least three years *

6.  Underwriting Type                                     Firm         Must be firm

7.  Underwriting Spread                            125 bp vs T 1  3/4  Sub-Adviser determination to be made
                                                          5/23                                                         N/A

8.  Total Price paid by the Fund                        $82,938        None

9.  Total Size of Offering                           1,000,000,000     None                                            N/A

10. Total Price Paid by the Fund plus Total
    Price Paid for same securities purchased by
    the same Sub-Adviser for other investment
    companies                                          $6,623,029      #10 divided by #9 must not exceed 25%**

11. Underwriter(s) from whom the Fund
    purchased (attach a list of all syndicate
    members)                                              JPM          Must not include Sub-Adviser affiliates***

12. If the affiliate was lead or co-lead manager,
    was the instruction listed below given to the
    broker(s) named in #11?****                           N/A          Must be "Yes" or "N/A"

The Sub-Adviser has no reasonable cause to believe that the underwriting commission, spread or profit is NOT reasonable and fair compared to underwritings of similar securities during a comparable period of time. In determining which securities are comparable, the Sub-Adviser has considered the factors set forth in the Fund's 10f-3 procedures

                                                  [Graphics Appears Here]
                                                  -----------------------------
                                                           Sub-Adviser

* Not applicable to munis. In the case of munis, (a) they must be sufficiently liquid that they can be sold at or near their carrying value within a reasonably short period of time and (b) either: (i ) they must be subject to no greater than moderate credit risk, or (ii) if the issuer of the municipal securities, or the entity supplying the revenues or other payments from which the issue is to be paid, has been in continuous operation for less than three years, including the operation of any predecessors, they must be subject to a minimal or low amount of credit risk. With respect to (b), circle (i) or (ii), whichever is met.
** If an eligible Rule 144A offering, must not exceed 25% of the total amount of same class sold to QIBs in the Rule 144A offering PLUS the amount of the offering of the same class in any concurrent public offering
*** For munis purchased from syndicate manager, check box to confirm that the purchase was not designated as a group sale. [  ]
****The Sub-Adviser's affiliate cannot receive any credit for the securities purchased on behalf of the Fund.

                                  Schedule A
                 TRANSACTIONS SUBJECT TO RULE 10f-3 PROCEDURES

Fund:    Transamerica ING Intermediate Bond  Security Description EMC 1.875% 6/1/23
                                                                                   Cusip: 268648AP7
Issuer:  EMC Corp                            Offering Type: Registered
                                             (US Registered, Eligible Muni, Eligible Foreign, 144A)

                                                                                                               In Compliance
                 REQUIRED INFORMATION                  ANSWER               APPLICABLE RESTRICTION               (Yes/No)
    ----------------------------------------------- ------------- -------------------------------------------- -------------
1.  Offering Date                                      6/3/13     None                                              N/A

2.  Trade Date                                         6/3/13     Must be the same as #1

3.  Unit Price of Offering                             99.943     None                                              N/A

4.  Price Paid per Unit                                99.943     Must not exceed #3

5.  Years of Issuer's Operations                     More than 3  Must be at least three years *

6.  Underwriting Type                                   Firm      Must be firm

7.                                                   85bp vs T 1
    Underwriting Spread                                5/31/18    Sub-Adviser determination to be made

8.  Total Price paid by the Fund                      $144,917    None                                              N/A

9.  Total Size of Offering                          2,500,000,000 None                                              N/A

10. Total Price Paid by the Fund plus Total Price    $15,950,903  #10 divided by #9 must not exceed 25% **
    Paid for same securities purchased by the same
    Sub-Adviser for other investment companies

11. Underwriter(s) from whom the Fund                    BOA      Must not include Sub-Adviser affiliates ***
    purchased (attach a list of all syndicate
    members)

12. If the affiliate was lead or co-lead manager,        N/A      Must be "Yes" or "N/A"
    was the instruction listed below given to the
    broker(s) named in #11? ****

The Sub-Adviser has no reasonable cause to believe that the underwriting commission, spread or profit is NOT reasonable and fair compared to underwritings of similar securities during a comparable period of time. In determining which securities are comparable, the Sub-Adviser has considered the factors set forth in the Fund's 10f-3 procedures.

                                                  [Graphics Appear Here]
                                                  -----------------------------
                                                           Sub-Adviser

* Not applicable to munis. In the case of munis, (a) they must be sufficiently liquid that they can be sold at or near their carrying value within a reasonably short period of time and (b) either: (i) they must be subject to no greater than moderate credit risk; or (ii) if the issuer of the municipal securities, or the entity supplying the revenues or other payments from which the issue is to be paid, has been in continuous operation for less than three years, including the operation of any predecessors, they must be subject to a minimal or low amount of credit risk. With respect to (b), circle (i) or (ii), whichever is met.
** If an eligible Rule 144A offering, must not exceed 25% of the total amount of same class sold to QIBs in the Rule 144A offering PLUS the amount of the offering of the same class in any concurrent public offering
*** For munis purchased from syndicate manager, check box to confirm that the
    purchase was not designated as a group sale. [   ]
****The Sub-Adviser's affiliate cannot receive any credit for the securities purchased on behalf of the Fund.